PURCHASE AGREEMENT AND ESCROW INSTRUCTIONS

          THIS PURCHASE AGREEMENT AND ESCROW INSTRUCTIONS
("Agreement") is made as of January 30, 1998, by and between HOWARD HUGHES PROPERTIES, LIMITED PARTNERSHIP, a Delaware limited partnership ("Seller"), and ARDEN REALTY, INC., a Maryland corporation ("Buyer"), as follows:


          1. Purchase and Sale. Upon all the terms and conditions contained herein, Buyer hereby agrees to purchase from Seller and Seller agrees to sell to Buyer the fee simple interest in that certain real property (the "Property") (a) located within the area commonly referred to as Howard Hughes Center (the "Center") and known as the location of the Spectrum Club,
(b) consisting of approximately .53 acres and all entitlements and associated amenities, and (c) depicted and/or described on Exhibit A attached hereto and incorporated herein by this reference. Buyer hereby also agrees to purchase from Seller and Seller agrees to assign to Buyer Seller's interest in the Personal Property and the Intangible Property (as said Properties are defined in the Bill of Sale And Assignment attached hereto as Exhibit E and incorporated herein by this reference [the "Bill of Sale"]).

          2. Opening of Escrow. Concurrently with the execution of this Agreement, Seller and Buyer shall open an escrow (the "Escrow") with Stewart Title Company at 330 North Brand Boulevard, Suite 700, Glendale, California 91203 (the "Escrow Holder") by delivering a fully executed copy of this Agreement, or fully executed counterparts thereof, to Escrow
Holder.    Escrow shall be deemed open upon Escrow Holder's
receipt thereof. Escrow Holder will execute copies of this Agreement and return fully executed copies hereof to Buyer and Seller when Escrow has opened. In addition, the parties agree to be bound by the standard escrow General Provisions attached hereto as Exhibit B and incorporated herein by this reference. In the event of any discrepancy between this Agreement and such General Provisions, the provisions of this Agreement shall prevail.

          3. Closing of Escrow. The closing (the "Closing") of the purchase and sale of the Property shall take place through Escrow on March 31, 1998 (the "Closing Date"), provided that the conditions to Closing set forth herein have been satisfied. If the Closing has not occurred on or before the Closing Date, then this Agreement shall automatically terminate (and, subject to the immediately succeeding sentence, Section 8 below shall apply) unless the parties mutually agree to the contrary in writing. No such termination shall relieve any party from liability due to any breach or default under this Agreement by such party prior to the time of such termination.

          4. Purchase Price. The purchase price for the Property, the Personal Property and the Intangible Property (the "Purchase Price") shall be Ten Million Dollars ($10,000,000); provided, however, that if the owner and operator of the Spectrum Club (the "Club Owner") exercises its right of first offer under section 52 of that certain Athletic Club Ground Lease applicable to the Property (the "Ground Lease") to acquire the Property, the Purchase Price shall at Closing be deposited by Escrow Holder in an interest bearing account or other investment instrument designated by Buyer, pending the closing of the purchase and sale of the Property to the Club Owner. All interest earned on the Purchase Price shall be credited to the account of Buyer. If the Club Owner completes the purchase of the Property, Escrow Holder shall promptly return the Purchase Price to Buyer, together with all interest earned thereon. If the Club Owner fails to complete the purchase of the Property in accordance with said section 52 of the Ground Lease, Seller shall so notify Buyer and Escrow Holder in writing and Escrow Holder shall promptly record Seller's Grant Deed to Buyer with respect to the Property, shall deliver the Bill of Sale to Buyer, shall deliver fully executed copies of the Assignment And Assumption Agreement (as defined herein) to Buyer and Seller and record a fully executed copy thereof, shall cause the Title Policy (as defined below) to be delivered to Buyer and shall release the Purchase Price to Seller in accordance with Seller's instructions; provided, however, the Purchase Price shall not be released to Seller unless and until the Title Policy can be delivered to Buyer.

          The Purchase Price shall be payable as follows:

               (i)  Deposit.  Concurrently with the
     execution of this Agreement, Buyer shall deposit into Escrow cash in the amount of Two Hundred Fifty Thousand Dollars ($250,000). Escrow Holder is hereby instructed to deposit such amount (the "Deposit") in an interest bearing account or other investment instrument designated by Seller. All interest earned on the Deposit shall be credited to the account of Seller and shall be non-refundable under all circumstances. Upon the satisfaction of the conditions to Buyer's obligation to purchase the Property set forth in Sections 6(a) and 6(b) below, the Deposit shall become non-refundable, subject to the satisfaction of the conditions set forth in Sections 6(c) and 6(d) below, and shall be credited towards the Purchase Price. If the Deposit becomes non-refundable as aforesaid, it shall continue to be held by Escrow Holder to be applied against the Purchase Price concurrently with the Closing.

               (ii) Cash at Closing. The remainder of the Purchase Price shall be deposited into Escrow, in cash or by wire transfer of immediately available federal funds, by Buyer at or prior to Closing.

          5.   Costs and Prorations.

               (a) Escrow and Title Fees. Buyer and Seller shall each pay one-half (1/2) of the Escrow fees. Seller shall bear the cost of (i) all documentary transfer taxes, (ii) the premium which would be required for the Title Policy issued by the Title Company (as defined below) insuring Buyer in the amount of the Purchase Price, and (iii) the cost of the ALTA survey required for the Title Policy. Buyer shall bear the cost of recording the Grant Deed (as defined in Section 9(a) below). All other costs or expenses not otherwise provided for in this Agreement shall be apportioned or allocated between Buyer and Seller in the manner customary in Los Angeles County, California.

               (b) Taxes and Assessments. All current real property taxes and all payments on general and special bonds and assessments on the Property shall be prorated through Escrow between Buyer and Seller as of Closing based upon the latest available tax information, using the customary escrow procedures. Any taxes levied under the Supplemental Tax Roll applicable to the period prior to the Closing Date shall be paid by Seller and any such taxes applicable to the period from and after the Closing Date shall be paid by Buyer.

               (c)  Rents, Revenues and Expenses.   All rents,
revenues and expenses relating to the Ground Lease shall be prorated through Escrow between Buyer and Seller as of the Closing based upon a proration statement prepared by Buyer, approved by Seller and delivered to Escrow Holder prior to Closing. Buyer shall not be required to pay to Seller at the Closing any delinquent rents under the Ground Lease; rather, Seller's share of delinquent rents, if any, shall be paid to Seller if, as and when received by Buyer. Rents received after the Closing will be applied first to the then most recently accrued obligation of the tenant under the Ground Lease.

               6. Buyer's Conditions to Closing. The obligation of Buyer to complete the purchase of the Property is subject to satisfaction of the conditions set forth below which conditions shall be for the benefit of Buyer. Buyer's obligation to complete the purchase of the Property is subject to the satisfaction of the conditions set forth in Sections 6(a) and 6(b) on or before the date (the "Contingency Date") that is thirty (30) days after the later of (a) execution of this Agreement by both Buyer and Seller, or (b) delivery to Buyer of all of the items set forth in Section 6(a) below. Buyer's obligation to complete the purchase of the Property is subject to the satisfaction of the conditions set forth in Sections 6(c) and 6(d) as of the Closing. Upon the failure of any such condition to be satisfied in a timely manner, Buyer may terminate this Agreement.


          (a)  Buyer shall have had opportunity to
review at Seller's office in Los Angeles (and Seller shall make copies for Buyer upon Buyer's written request) and approve each of the following (collectively, the "Items"):

               (1)  A current preliminary title report (the
          "Preliminary Report") including the legal description of the Property, together with copies of all documents referred to therein, prepared by Stewart Title Company (the "Title Company"). If Buyer timely gives Seller notice of any disapproved exceptions set forth in the Preliminary Report, Seller may cause such exceptions to be removed, but if Seller is unwilling or unable to cause such exceptions to be removed, then either party may terminate this Agreement;

               (2) Evidence that the Property complies with the Subdivision Map Act of California;

               (3)  A current ALTA Survey of the Property;

               (4) Copies of all agreements relating to the Property, including but not limited to the Development Agreement, the Tract Map (as defined in Section 15 below), the Articles of Incorporation and Bylaws of the Association, the CC&Rs (as defined in Section 13(c) below), the Ground Lease, and all amendments to the foregoing and documents referenced therein;

               (5)  All plans, structural drawings,
          architectural drawings, and any soils, structural, geological, environmental, hazardous materials and asbestos studies or reports relating to subsurface conditions, grading plans, topographical maps and similar data respecting the Property;

               (6)  Copies of property tax bills for the
          last two (2) years and copies of the most recently available utility bills and similar records respecting the Property;

               (7)  A certificate of Seller certifying to
          Seller's knowledge that there is no legal or administrative action, proceeding, claim, arbitration or suit pending before any court, agency or official, nor any such claim or action threatened in writing, relating to the Property or with respect to the validity of any statutes, ordinances, regulations or restrictions or any permits or approvals thereunder relating to the Property, nor any outstanding contingent liabilities affecting the Property.

          (b) During the period ending on the Contingency Date (the "Contingency Period"), Buyer shall have the right to inspect and approve (i) all physical, seismic and all other aspects of the Property, (ii) each of the Items and (iii) all books, records, correspondence, and files of Seller regarding the Property, and to make inquiries and investigations as Buyer deems necessary or appropriate. Seller will cause its consultants to furnish Buyer with any information and copies of documents reasonably requested by Buyer in writing during the Contingency Period. In addition, the Buyer shall have the right to enter the Property to conduct reasonable tests and inspections deemed reasonably necessary or advisable by Buyer or its consultants including, but not limited to, physical inspection. Buyer hereby indemnifies and holds Seller and Seller's affiliates harmless from any and all losses, damages, costs, liabilities and expenses, including, without limitation, reasonable attorneys' fees (and those fees incurred upon any appeals) and court costs incurred or suffered by Seller, whether directly or proximately, by the negligent or willful act or omission of Buyer or Buyer's representatives during their inspections of the Property. Notwithstanding the foregoing, prior to and at all times after initially entering upon the Property for any purpose permitted by this Agreement, Buyer shall at its expense maintain with a reputable company or companies qualified to do business in California and acceptable to Seller, a policy or policies of comprehensive general liability insurance with respect to the Property and the activities of or on behalf of Buyer on or about the Property. Such policy or policies shall (i) name Seller as an additional insured and include an effective waiver by the issuer of all rights of subrogation against such additional insured and (ii) provide that any losses shall be payable notwithstanding any act or failure to act or negligence of Buyer or Seller or any other person or entity. The minimum amount of such insurance shall be $2,000,000 per person and $2,000,000 per accident. Prior to entering onto the Property, Buyer shall deliver to Seller a certificate of insurance evidencing that the foregoing insurance is in full force and effect.

          (c) All of Seller's covenants required to have been performed by the Closing shall have been so performed, and all representations and warranties of Seller shall be current as of the Closing.

          (d) Seller shall have complied with all of its obligations under that certain Purchase Agreement And Escrow Instructions dated as of January 30, 1998, by and between Buyer and Seller covering the Snyder Parcels, the Hotel Parcels and the Remainder Parcels (as each of such Parcels are defined in such Purchase Agreement And Escrow Instructions), and the Closing under such Purchase Agreement And Escrow Instructions shall be in a position to occur concurrently with the Closing under this Agreement.

          Approval of the conditions set forth in Sections 6(a) and 6(b) above (which approval shall be in Buyer's sole and absolute discretion) shall be in writing signed by Buyer. Failure of Buyer to approve any Items on or before the Contingency Date conclusively shall be deemed to constitute Buyer's disapproval thereof. In that event, this Agreement shall automatically terminate and the Deposit shall be returned to Buyer.

          7.   Seller's Conditions to Closing.  The obligation of
Seller to complete the sale of the Property is subject to satisfaction of the conditions set forth below on or before the Closing Date, which conditions shall be for the benefit of Seller. Upon failure of any such condition to be satisfied in a timely manner, Seller may terminate this Agreement.

          (a) Buyer shall have deposited into Escrow in the manner and at the time required under this Agreement, the Deposit and the remainder of the Purchase Price.

          (b)  Buyer shall have executed the Assignment And
Assumption Agreement (as defined in Section 9(a) below) and deposited the same into Escrow in a timely manner.

          (c) All of Buyer's covenants required to be performed by the Closing shall have been so performed, and all representations and warranties of Buyer shall be current as of the Closing.

          (d) Buyer shall have complied with all of its obligations under that certain Purchase Agreement And Escrow Instructions dated as of January 30, 1998, by and between Buyer and Seller covering the Snyder Parcels, the Hotel Parcels and the Remainder Parcels (as each of such Parcels are defined in such Purchase Agreement And Escrow Instructions), and the Closing under such Purchase Agreement And Escrow Instructions shall be in a position to occur concurrently with the Closing under this Agreement.

          8. Termination. If this Agreement automatically terminates or if Buyer or Seller elects to terminate this Agreement as provided above in Section 6 or Section 7, the electing party shall send written notice thereof to the other party and Escrow Holder. Upon receipt of such notice, Escrow Holder shall return all funds deposited into Escrow and any documents held by Escrow Holder to the parties depositing same. All title and Escrow cancellation charges, if any, shall be shared equally by Buyer and Seller. Upon return of such funds and documents by Escrow Holder and, if applicable, by Seller and subject to Section 12 below, the parties hereto shall have no further rights or obligations under this Agreement, which shall be deemed canceled for all purposes.

          9.   Documents at Closing.

               (a)  Ground Lease Assumed by Buyer.  Seller
represents and warrants that a true, complete and correct copy of the Ground Lease including all amendments thereto, is included in the "Key Documents Binder" (as hereinafter defined). Buyer acknowledges that Buyer shall be required to assume all of Seller's obligations under the Ground Lease. In order to accomplish the foregoing assignment and assumption, Buyer and Seller shall each, prior to Closing, execute and deliver into Escrow the Assignment and Assumption Agreement attached hereto and incorporated herein as Exhibit C (the "Assignment And Assumption Agreement").

               (b)  Transfer and Possession.  Seller shall
deliver through Escrow an executed and recordable Grant Deed in a form sufficient to convey good title to Buyer (the "Grant Deed"), subject only to the exceptions described in the next following subsection. Seller shall also deliver through Escrow the executed Bill of Sale. When all required funds and instruments have been deposited into Escrow by the appropriate parties and when all other conditions to Closing have been fulfilled, Escrow Holder shall record the Grant Deed, shall deliver the Bill of Sale to Buyer and shall deliver fully executed copies of the Assignment And Assumption Agreement to Buyer and Seller. Buyer shall not be entitled to possession of the Property until the Grant Deed has been so recorded.

               (c) Title. Seller shall cause the Title Company to be prepared or committed to deliver to Buyer an extended coverage ALTA Owner's Policy of Title Insurance (with such endorsements as Buyer shall reasonably require) dated as of Closing (the "Title Policy"). The Title Policy shall insure Buyer in an amount equal to the Purchase Price, and show title vested in Buyer subject only to:

                    (i)  The usual printed Title Company
          exceptions applicable to an ALTA Owner's Policy;

                    (ii) All exceptions shown on the Preliminary
          Report and not disapproved of by Buyer or not removed by Seller pursuant to Section 6(a)(1) above; and

                    (iii)     All other exceptions approved in
          writing by Buyer.

          10. Assignment. Buyer shall not assign its rights or interests hereunder without Seller's prior written consent, which consent may be withheld by Seller in its sole discretion. Notwithstanding the foregoing, Buyer may assign its rights and interests hereunder, without Seller's prior written consent, to any Affiliate of Buyer. As used herein, "Affiliate of Buyer" means a corporation, partnership or limited liability company of which at least 20% of the interests are owned directly or indirectly, by Arden Realty, Inc. or Arden Realty Limited Partnership. Any attempted assignment made in violation of this Section shall be null and void.

          11.  Time of Essence and Defaults.

               (a) Time of Essence. Time is of the essence of every provision of this Agreement in which time is an element. Failure by one party to perform any obligation within the time and on the terms and conditions required hereunder shall discharge the other party's duties and obligations to perform hereunder upon written notice or demand from the other party.

               (b) Liquidated Damages. IF ESCROW DOES NOT CLOSE DUE TO BUYER'S FAILURE TO DEPOSIT ANY REQUIRED SUMS BY THE PRESCRIBED TIME OR TO PERFORM ANY OTHER ACT WHEN DUE HEREUNDER, WHICH FAILURE SHALL BE DEEMED A MATERIAL BREACH OF AN OBLIGATION OF BUYER TO BE PERFORMED UNDER THIS AGREEMENT, THEN SELLER SHALL RETAIN ALL SUMS THEN HELD BY ESCROW HOLDER PURSUANT TO THE TERMS OF THIS AGREEMENT, TOGETHER WITH INTEREST EARNED THEREON, AS LIQUIDATED DAMAGES, WHICH AMOUNT IS THE BEST ESTIMATE BY THE PARTIES OF THE DAMAGES SELLER WOULD SUFFER FROM SUCH BREACH, IT BEING AGREED THAT IT IS EXTREMELY DIFFICULT, IF NOT IMPOSSIBLE AND IMPRACTICABLE, TO FIX THE EXACT AMOUNT OF DAMAGE WHICH WOULD BE INCURRED BY SELLER AS A RESULT OF SUCH DEFAULT BY BUYER. THEREUPON ESCROW SHALL BE CANCELED AS PROVIDED ABOVE, ALL INSTRUMENTS SHALL BE RETURNED TO THE RESPECTIVE PARTIES WHO DEPOSITED SAME, THE PARTIES SHALL COMPLY WITH SECTION 12 BELOW AND BUYER SHALL PAY ALL TITLE AND ESCROW CANCELLATION CHARGES.
IN ADDITION, IF ALL OR ANY PORTION OF SUCH SUMS HAVE BEEN DEPOSITED INTO ESCROW BY EITHER BUYER OR SELLER, ESCROW HOLDER IS HEREBY IRREVOCABLY INSTRUCTED BY BUYER AND SELLER TO DISBURSE TO SELLER ALL SUCH SUMS UPON DEMAND OF SELLER ALONE AS LIQUIDATED DAMAGES FOR BUYER'S BREACH OR FAILURE TO COMPLETE THE PURCHASE OF THE PROPERTY AS PROVIDED HEREINABOVE, PURSUANT TO CALIFORNIA CIVIL CODE SECTIONS 1671 ET. SEQ.

/s/ VJC                              /s/ MCI
Buyer's Initials                    Seller's Initials

          12. Further Documents and Acts. Each of the parties hereto agrees to cooperate in good faith with each other, and to execute and deliver such further documents and perform such other acts as may be reasonably necessary or appropriate to consummate and carry into effect the transactions contemplated under this Agreement. If this Agreement is terminated for any reason, Buyer shall return to Seller any studies, reports or other documents, including, without limitation, the Items, previously supplied to Buyer by Seller, and shall deliver to Seller without charge any and all such documents which Buyer shall have obtained with respect to the Property at any time prior to such termination.

          13.  Representations, Warranties and Covenants of Buyer.

               (a) Sole Reliance. Except as expressly set forth herein, Buyer represents and warrants that it is relying solely upon its own inspection, investigation and analyses of the Property in purchasing the Property and is not relying in any way upon any representations, statements, agreements, warranties, studies, reports, descriptions, guidelines or other information or material furnished by Seller or its representatives, whether oral or written, express or implied, of any nature whatsoever regarding any of the foregoing matters.

               (b) As Is, Where Is. Except as expressly set forth herein, Buyer represents and warrants that it is acquiring the Property, the Personal Property and the Intangible Property "AS IS, WHERE IS" without representation by Seller, and that no patent or latent condition affecting the Property in any way, whether or not known or discoverable or hereafter discovered, shall affect Buyer's obligation to purchase the Property or any of Buyer's other obligations contained in this Agreement, nor shall any such condition give rise to any right of damages, rescission or otherwise against Seller.

               (c) U. S. Land Sales Act. Buyer is informed by Seller that the Property is currently zoned by the appropriate governmental authority for commercial development or will be restricted to such uses by that certain Agreement and Declaration of Covenants, Conditions and Restrictions for Howard Hughes Center recorded June 24, 1993 as Instrument No. 93-1210312 in the Official Records of Los Angeles County, as amended (the "CC&Rs"); that the appropriate local authorities have approved access from the Property to a public street or highway; and that Seller intends that this sale of the Property comply with the exemption requirements of the Interstate Land Sales Full Disclosure Act. Accordingly, Buyer hereby represents and warrants to Seller as follows:

                    (i)  It is a duly organized corporation,
          partnership, trust or other business entity which is engaged in commercial or industrial business;

                    (ii) It has been represented in this
          transaction by an independent attorney, accountant, real estate broker, investment advisor or other representative of its own selection; and

                    (iii)     It is purchasing the Property
          either (x) substantially for its own use, or (y) under a binding commitment to sell or lease the Property to an entity which meets the requirements of subparagraph
          (i) above, is engaged in commercial or industrial business, and is not affiliated with Seller or its agent.

               (d)  Subdivision Map Conditions.  Buyer
understands that in connection with the subdivision of certain real property of which the Property is a part, the City imposed certain map conditions. Buyer acknowledges that, from and after the Closing, Buyer shall be responsible for complying with such map conditions to the extent required by the City in connection with actions to be taken by Buyer affecting the Property.

               (e) Defaults. Buyer represents and warrants that the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not result in any breach of the terms of, conditions of, or constitute a default under, any instrument or obligation by which Buyer is bound, or violate any order, writ, injunction or decree of any court in any litigation to which Buyer is a party.

               (f) Validity. Buyer represents and warrants that it is a valid, legal and duly constituted corporation, organized and in good standing under the laws of the State of Maryland and is duly qualified to transact business in the State of California, and the persons executing this Agreement and the documents at Closing on behalf of Buyer are and will be duly authorized so as to fully and legally bind Buyer.

               (g)  Survival.  All the representations,
warranties, covenants and agreements of Buyer set forth herein and elsewhere in this Agreement shall be true upon the execution of this Agreement, and shall be deemed to be repeated at and as of Closing and shall survive Closing. Additionally, all indemnities by Buyer of Seller set forth in this Agreement shall survive the termination of this Agreement.

               (h) Indemnity. Buyer hereby agrees to indemnify and defend, at its sole cost and expense, and hold Seller, its successors and assigns, harmless from and against and to reimburse Seller with respect to any and all claims, demands, actions, causes of action, losses, damages, costs, liabilities and expenses, including, without limitation, reasonable attorneys' fees and court costs (and those fees and costs incurred upon any appeals), of any and every kind or character, known or unknown, fixed or contingent, asserted against or incurred or suffered by Seller at any time and from time to time by reason of or arising out of (a) the breach of any representation or warranty of Buyer set forth in this Agreement,
(b) the failure of Buyer in whole or in part, to perform any obligation required to be performed by Buyer under this Agreement, (c) the ownership, construction, occupancy, operation, use and maintenance of the Property after the Closing Date, or (d) the violation after the Closing Date of any Hazardous Material Law in effect after the Closing Date and any and all matters arising out of any act, omission, event or circumstance existing or occurring after the Closing Date (including, without limitation, the presence on the Property or release from the Property of Hazardous Materials disposed or otherwise released after the Closing Date) which results in a violation of a Hazardous Materials Law, regardless of whether the act, omission, event or circumstance constitute a violation of any Hazardous Materials Law at the time of its existence or occurrence. The provisions of this Section 13(h) shall survive the Closing of the transaction contemplated by this Agreement and shall continue thereafter in full force and effect for the benefit of Seller, its successors and assigns. However, except as provided in Section 11(b), Seller may exercise any right or remedy Seller may have at law or in equity should Buyer fail to meet, comply with or perform its indemnity obligations required by this Section 13(h). Section 11(b) sets forth the damages which Seller is entitled to receive as a result of Buyer's failure to close Escrow and this Section 13(h) applies only to other breaches by Buyer. Section 11(b) only limits Seller's rights hereunder for Buyer's failure to close Escrow.

               (i) No Marketing. Buyer shall not market the Property for sale or lease during the Escrow period.

          14. Representations, Warranties and Covenants of Seller. All representations and warranties of Seller set forth below in Subsection (a), (f), (g), (i), (j) and (l) shall be to the actual knowledge of Mike Russell and the officers of The Howard Hughes Corporation with a title of vice president or higher. No other representations and warranties of Seller shall be limited to the knowledge of Seller, except as expressly set forth in such representations and warranties.

               (a) Defaults. Seller represents and warrants that the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not result in any breach of the terms of, conditions of, or constitute a default under, any instrument or obligation by which Seller is bound, or violate any order, writ, injunction or decree of any court in any litigation to which Seller is a party.

               (b) Validity. Seller represents and warrants that it is a valid, legal and duly constituted limited partnership, organized and in good standing under the laws of the State of Delaware and duly qualified to transact business in the State of California, and the persons executing this Agreement and the documents at Closing on behalf of Seller are and will be duly authorized so as to fully and legally bind Seller.

               (c)  Survival.  All the representations,
warranties, covenants and agreements of Seller set forth herein and elsewhere in this Agreement shall be true upon the execution of this Agreement, and shall be deemed to be repeated at and as of Closing and shall survive Closing. Additionally, all indemnities by Seller of Buyer set forth in this Agreement shall survive the termination of this Agreement for a period of one (1) year after the Closing Date.

               (d) Seller represents and warrants that Seller has duly and validly authorized and executed this Agreement and has right, title, power and authority to enter into this Agreement and, at Closing, to consummate the actions provided for herein, and the joinder of no person or entity will be necessary to convey the Property fully and completely to Buyer at Closing. The execution by Seller of this Agreement and the consummation by Seller of the transactions contemplated hereby do not, and at the Closing will not (i) result in a breach of any of the terms or provisions of, or constitute a default or a condition which upon notice or lapse of time or both would ripen into a default under, any indenture, agreement, instrument or obligation to which Seller is a party or by which Seller or the Property or any portion thereof is bound; or (ii) constitute a violation of any order, rule or regulation of any court or of any federal or state or municipal regulatory body or administrative agency or other governmental body having jurisdiction over Seller or any portion of the Property.

               (e) Seller represents and warrants that there are no adverse or other parties in possession of the Property or of any part thereof except Seller and the Club Owner, and no party has been granted any license, lease or other right relating to the use or possession of the Property, except the Club Owner under the Ground Lease, a copy of which has been given to Buyer.

               (f) Seller represents and warrants that no notice has been received by Seller and Seller is not aware of any person having received notice from any insurance company that has issued a policy with respect to any portion of the Property or from any board of fire underwriters (or other body exercising similar functions), claiming any defects or deficiencies or requiring the performance of any repairs, replacements, alteration or other work. No notice has been received by Seller from any issuing insurance company that any of such policies will not be renewed, or will be renewed only at a higher premium rate than is presently payable therefor.

               (g)  Seller represents and warrants that no
pending condemnation, eminent domain, assessment or similar proceeding or charge affecting the Property or any portion thereof exists. Seller has not received any notice of a proposed increase in the assessed valuation of the Property.

               (h) Seller represents and warrants that there will exist no material service contracts, management or other similar agreements applicable to the Property. There are no material agreements or understandings (oral or written) with respect to or any portion thereof, to which Seller is a party, except for the Ground Lease.

               (i)  Seller represents and warrants that no
default or breach exists under any covenant, condition, restriction, right-of-way or easement affecting the Property or any portion thereof.

               (j) Seller represents and warrants that there are no actions, suits or proceedings pending or threatened against or affecting the Property or any portion thereof, or relating to or arising out of the ownership of the Property, or before any federal, state, county or municipal department, commission, board, bureau or agency or other governmental instrumentality, other than Seller's submittal to the City of its eleventh annual report regarding compliance with the terms and conditions of the Development Agreement.

               (k) Seller represents and warrants that there are no attachments, executions, assignments for the benefit of creditors, or voluntary or involuntary proceedings in bankruptcy or under any other debtor relief law contemplated by or pending or threatened against Seller or the Property.

               (l) For purposes of this Agreement, "Hazardous Materials" shall mean (i) any hazardous or toxic substance, material or waste which is or becomes designated, regulated or classified as hazardous or toxic under any Hazardous Material Law, (ii) any other substance, material or waste which results in liability to any person or entity from exposure to such substance, material or waste under any statutory or common law theory, (iii) petroleum, oil or gas or any direct or derivative produce or by-product thereof, (iv) asbestos and asbestos-containing materials, (v) polychlorinated biphenyls, (vi) flammable explosives, and (vii) radioactive materials.

               For purposes of this Agreement, "Hazardous
Material Law" shall mean any applicable federal, state, or local law, statute, common law, code, ordinance, rule, regulation or other requirement relating to the protection of the environment, natural resources, or the protection of public health and safety from exposure to any Hazardous Materials, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. 9601, et seq., the Hazardous Materials Transportation Act, 49 U.S.C. 1801, et
seq., the Resource Conservation and Recovery Act, 42 U.S.C.
6901, et seq., the Clean Water Act, 33 U.S.C.   1251, et seq.,
the Clean Air Act, 33 U.S.C,  2601, et seq., the Toxic
Substances Control Act, 15 U.S.C. 2601, et seq., the Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C. 136, et seq., the Oil Pollution Act of 1990, 33 U.S.C. 2701, et seq., and the Federal Safe Drinking Water Act, 42 U.S.C. 300F, et seq., as such laws have been amended or supplemented, and all regulations promulgated pursuant thereto, and all analogous state or local statutes.

               Seller represents and warrants that, other than with respect to activities in connection with or conditions arising strictly from customary and ordinary use or maintenance of the Property by Seller and the Club Owner in full compliance with any or all Hazardous Materials Law, Seller is unaware of (i) any Hazardous Materials installed, used, generated, manufactured, treated, handled, refined, produced, processed, stored or disposed of, or otherwise on or under, the Property; (ii) any activity being undertaken on the Property which could cause (a) the Property to become a hazardous waste treatment, storage or disposal facility within the meaning of any Hazardous Materials Law, (b) a release or threatened release of Hazardous Materials from the Property within the meaning of any Hazardous Materials Law, or (c) the discharge of Hazardous Materials into any watercourse, body of surface or subsurface water or wetland, or the discharge into the atmosphere of any Hazardous Materials which would require a permit under any Hazardous Materials Law;
(iii) any activity undertaken with respect to the Property which would cause a violation or support a claim under any Hazardous Materials Law; (iv) any investigation, administrative order, litigation or settlement with respect to any Hazardous Materials relating to or affecting the Property; or (v) any notice being served on Seller from any entity, governmental body or individual claiming any violation of any Hazardous Materials Law, or requiring compliance with any Hazardous Materials Law, or demanding payment or contribution for the environmental damage or injury to natural resources.

               (m)  Indemnity.  Subject to the provisions
provided hereafter limiting the liability of Seller, Seller hereby agrees to indemnify and defend, at its sole cost and expense, and hold Buyer, its successors and assigns, harmless from and against and to reimburse Buyer with respect to any and all claims, demands, actions, causes of action, losses, damages, liabilities, costs and expenses (including without limitation reasonable attorneys' fees and court costs and those fees and costs incurred upon any appeals) of any and every kind or character, known or unknown, fixed or contingent, asserted against or incurred or suffered by Buyer at any time and from time to time by reason of or arising out of (a) the breach of any representation or warranty of Seller set forth in this Agreement,
(b) the failure of Seller, in whole or in part, to perform any obligation required to be performed by Seller under this Agreement, (c) except for the matters disclosed herein, the ownership, construction, occupancy, operation, use and maintenance of the Property prior to the Closing Date, or (d) the violation on or before the Closing Date of any Hazardous Material Law in effect on or before the Closing Date and any and all matters arising out of any act, omission, event or circumstance existing or occurring on or prior to the Closing Date (including, without limitation, the presence on the Property or release from the Property of Hazardous Materials disposed or otherwise released prior to the Closing Date) which results in a violation of a Hazardous Materials Law, regardless of whether the act, omission, event or circumstance constitute a violation of any Hazardous Materials Law at the time of its existence or occurrence. The provisions of this Section 14(m) shall survive the Closing of the transaction contemplated by this Agreement and shall continue thereafter in full force and effect for the benefit of Buyer, its successors and assigns, for a period of one
(1) year after the Closing Date. Buyer may exercise any right or remedy Buyer may have at law or in equity should Seller fail to meet, comply with or perform its indemnity obligation required by this Section 14(m).

               (n) State Tax Withholding Certificates. Seller shall execute and deliver into Escrow the Transferor's State Tax Withholding Certificate attached hereto as Exhibit D, certifying that withholding of tax under Sections 18805, 18815 and 26131 of the California Revenue and Taxation Code will not be required.

               (o) Maintain the Property. Seller shall maintain the Property in good condition and shall maintain adequate casualty liability insurance covering the Property until the Closing.

               (p) Agreements Affecting the Property. During the Escrow period, Seller shall not amend or terminate the Ground Lease or enter into any other agreements or take any other actions affecting the Property (other than in the ordinary course of ownership), without Buyer's prior written approval, which shall not be unreasonably withheld or delayed. Seller shall not market the Property for either sale or lease during the Escrow period.

               (q) Copies of Documents. True, complete and correct copies of the Development Agreement, the Tract Map, the CC&Rs, the Ground Lease, the By-laws and other agreements governing the Association, and all amendments to each of the foregoing, are included in that certain document binder (the "Key Documents Binder"), marked for identification as, "Key Documents for Howard Hughes Center", dated December 29, 1997, and initialed on the front cover by Mike Russell.

          15. Development Agreements. Buyer has received a copy of that certain Howard Hughes Center Development Agreement (the "Development Agreement") entered into November 3, 1986 between Seller and the City and recorded on November 4, 1986 as Instrument No. 86-1507410 in the Official Records of Los Angeles County, Tentative Tract Map No. 35269 and all conditions of approval with respect thereto (the "Tract Map"), and the CC&Rs. Seller has not made and Seller is not making any representations, warranties or covenants to Buyer as to any matter relating to the Development Agreement, including, without limitation, the effect of the provisions contained therein or the enforceability thereof, the Tract Map or the CC&Rs. Seller shall not have any liability to Buyer in any manner relating to the Development Agreement, the Tract Map or the CC&Rs and Buyer hereby releases Seller from any and all liability, claims or damages resulting from the Development Agreement, the Tract Map and the CC&Rs. The foregoing shall not constitute a waiver of the representations, warranties and covenants set forth in this Agreement and the documents delivered pursuant hereto.

          16. Brokers' Commission. Seller represents and warrants to Buyer and Buyer represents and warrants to Seller that no broker or finder has been engaged by Seller or Buyer, respectively, in connection with any of the transactions contemplated by this Agreement, and that no broker or finder is in any way connected with any of such transactions. In the event of any claim for broker's or finder's fees or commissions in connection with the negotiation, execution or consummation of this Agreement or the transactions contemplated hereby, Buyer shall indemnify, save harmless and defend Seller from and against such claim if it shall be based upon any statement or representation or agreement made by Buyer, and Seller shall indemnify, save harmless and defend Buyer from and against such claim if it shall be based upon any statement, representation or agreement made by Seller.

          17. Waiver, Consent and Remedies. Each provision of this Agreement to be performed by either party shall be deemed both a covenant and a condition and shall be a material consideration for the other party's performance hereunder, and any breach thereof by either party shall be deemed a material default hereunder. Either party may specifically and expressly waive in writing any portion of this Agreement or any breach thereof, but no such waiver shall constitute a further or continuing waiver of any preceding or succeeding breach of the same or any other provision. A waiving party may at any time thereafter require further compliance by the other party with any breach or provision so waived. The consent by one party to any act by the other for which such consent was required shall not be deemed to imply consent or waiver of the necessity of obtaining such consent for the same or any similar acts in the future. No waiver or consent shall be implied from silence or any failure of a party to act, except as otherwise specified in this Agreement. All rights, remedies, undertakings, obligations, options, covenants, conditions and agreements contained in this Agreement shall be cumulative and no one of them shall be exclusive of any other. Except as otherwise specified herein, either party may pursue any one or more of its rights, options or remedies hereunder or may seek damages in the event of the other party's breach hereunder, or may pursue any other remedy at law or equity, whether or not stated in this Agreement; provided, however, that Buyer hereby waives its rights to seek specific performance or to record a lis pendens against the Property in the event of Seller's default hereunder and Buyer agrees that its right to sue for monetary damages is an appropriate and adequate remedy in the event of any default by Seller hereunder.

          18. Attorneys' Fees. In the event of any action or proceeding instituted between Seller, Buyer and/or Escrow Holder in connection with this Agreement, then as between Buyer and Seller the prevailing party shall be entitled to recover from the losing party all of its costs and expenses, including, without limitation, court costs, all costs of appeals and reasonable attorneys' fees.

          19. Eminent Domain Proceedings. If at any time during the Escrow period all or any substantial portion of the Property is threatened with condemnation or legal proceedings are commenced under the power of eminent domain, then notwithstanding anything to the contrary contained herein, either Seller or Buyer may terminate this Agreement and cancel Escrow by giving written notice to Escrow Holder and the other party. Thereupon, all instruments shall be returned to the respective parties who deposited the same, Buyer and Seller shall each pay one-half (1/2) of all title and Escrow cancellation charges, all other funds then in Escrow shall be disbursed to Buyer, and each party shall be excused from any further obligations hereunder or liability to the other party except pursuant to Section 12 above.

          21. Risk of Loss. If the improvements located on the Property are destroyed or materially damaged prior to the Closing, Buyer may terminate this Agreement and cancel Escrow by giving written notice to Escrow Holder and to Seller. Thereupon, all instruments shall be returned to the respective parties who deposited the same, Buyer and Seller shall each pay one-half (1/2) of all title and Escrow cancellation charges, all other funds then in Escrow shall be disbursed to Buyer, and each party shall be excused from any further obligations hereunder or liability to the other party except pursuant to Section 12 above.

          21. Notices. Any notice, request, demand, consent, approval or other communication required or permitted hereunder or by law shall be validly given or made only if in writing and delivered in person to an officer or duly authorized representative of the other party or deposited in the United States mail, duly certified or registered (return receipt requested), postage prepaid, and addressed to the party for whom intended, as follows:

If to Seller:       Howard Hughes Properties, Limited Partnership
                    c/o The Howard Hughes Corporation
                    3800 Howard Hughes Parkway
                    Las Vegas, NV 89109
                    Attn:  General Counsel

With a copy to:     Latham & Watkins
                    633 West Fifth Street, Suite 4000
                    Los Angeles, California  90071-2007
                    Attn:  Dale K. Neal

      If to Buyer:  Arden Realty, Inc.
                    9100 Wilshire Boulevard
                    East Tower, Suite 700
                    Beverly Hills, California  90212
                    Attn:  Victor Coleman

With a copy to:     Pircher, Nichols & Meeks
                    1999 Avenue of the Stars, #2600
                    Los Angeles, California  90067-6077
                    Attn:  Real Estate Notices (PGN)
If to Escrow
     Holder:        Stewart Title Company
                    330 North Brand Boulevard
                    Suite 700
                    Glendale, CA 91203
                    Attn:     Dody Laney

Any party may from time to time, by written notice to the other, designate a different address which shall be substituted for that specified above. If any notice or other document is sent by mail as aforesaid, the same shall be deemed fully delivered and received forty-eight (48) hours after mailing as provided above.

          22. Gender and Number. In this Agreement (unless the context requires otherwise), the masculine, feminine and neuter genders and the singular and the plural shall be deemed to include one another, as appropriate.

          23. Entire Agreement. This Agreement and its exhibits constitute the entire agreement between the parties hereto pertaining to the subject matter hereof, and the final, complete and exclusive expression of the terms and conditions thereof.
All prior agreements, representations, negotiations and understandings of the parties hereto, oral or written, express or implied, are hereby superseded and merged herein.

          24. Captions. The captions used herein are for convenience only and are not a part of this Agreement and do not in any way limit or amplify the terms and provisions hereof.

          25. Governing Law. This Agreement and the exhibits attached hereto shall be governed by and construed under the laws of the State of California.

          26. Invalidity of Provision. If any provision of this Agreement as applied to either party or to any circumstance shall be adjudged by a court of competent jurisdiction to be void or unenforceable for any reason, the same shall in no way affect (to the maximum extent permissible by law) any other provision of this Agreement, the application of any such provision under circumstances different from those adjudicated by the court, or the validity or enforceability of this Agreement as a whole.

          27. Amendments. No addition to or modification of any provision contained in this Agreement shall be effective unless fully set forth in writing by both Buyer and Seller.

          28. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument.

          29. Binding Agreement. Subject to the restrictions on assignment set forth herein, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns.

          30. Construction. The parties acknowledge that each party and its counsel have reviewed and approved this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments or exhibits hereto.

          31. Confidentiality. Buyer and Seller acknowledge that it is their mutual intent to make a joint public announcement of the transaction contemplated by this Agreement at an appropriate time. As a result, Buyer and Seller each agree not to make any public disclosure of this Agreement or the Project without the prior express written consent of the other party hereto. Additionally, the parties agree that there will be no public announcement until the local councilwoman's office is fully briefed, which briefing shall be arranged and coordinated by Seller. Buyer shall maintain confidential, and shall not divulge, disclose or use (except in connection with Buyer's evaluation of the proposed transaction), any information obtained or created by Buyer as a result of its investigations on the Property or with respect to the proposed transaction, unless such information is generally known or available to the public, is disclosed by Buyer in connection with such inquiries and investigations as Buyer may make during the Contingency Period pursuant to section 6(b) above, or is required by law to be disclosed by Buyer by virtue of Buyer being a publicly held company. Notwithstanding anything in this Section 31 to the contrary, once Buyer has deposited the Deposit and the Additional Deposit into Escrow, Buyer may make a public announcement of the transaction contemplated by this Agreement if, in the opinion of Buyer's securities legal counsel, Buyer may be legally required to do so. In any event, nothing shall preclude Buyer from disclosing any such information if the Closing occurs.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written and such date shall be deemed the date of this Agreement.

                              SELLER:

                              HOWARD HUGHES PROPERTIES, LIMITED
                              PARTNERSHIP, a Delaware limited
                              partnership

                              By:THE HOWARD HUGHES CORPORATION
                                 (formerly known as Summa
                                 Corporation), a Delaware
                                 corporation, its sole general
                                 partner

                                 By:/s/ Michael C. Inarchos
                                 Its: Senior V.P., General Counsel



                              BUYER:

                              ARDEN REALTY, INC, a Maryland
                              corporation

                              By:/s/ Victor J. Coleman
                              Its: President and COO




ESCROW HOLDER:

Acknowledged and accepted this __ day of _____________, 1998.

STEWART TITLE COMPANY

By: /s/ Dody Laney
Its: Senior Escrow Officer